                                                                   EXHIBIT 28
                        COMPUTER SCIENCES CORPORATION
                          REVENUES BY MARKET SECTOR
                               (In millions)
                             First Quarter Ended             % of Total
                           ---------------------       ---------------------
                            July 2,      July 3,        July 2,      July 3,
                             1999         1998           1999         1998
                           --------     --------       --------     --------

Global commercial:
  U.S. commercial          $  836.2     $  717.9          40%          41%
  Europe                      569.3        488.9          28           28
  Other International         207.5        103.6          10            6
                           --------     --------       --------     --------
          Total             1,613.0      1,310.4          78           75

U.S. federal government:
  Department of Defense       279.1        288.5          14           16
  Civil agencies              171.3        155.0           8            4
                           --------     --------       --------     --------
          Total               450.4        443.5          22           25
                           --------     --------       --------     --------
Total revenues             $2,063.5     $1,753.9         100%         100%
                           ========     ========       ========     ========

